SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2008

ETHOS ENVIRONMENTAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30237	88-0467241
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6800 Gateway Park Drive San Diego, CA 92154
(Address of principal executive offices)
619-575-6800
(Registrant’s Telephone Number)

 (Former name or former address, if changed since last report)

Copy of all Communications to:
Luis Carrillo
SteadyLaw Group, LLP
501 W. Broadway, Suite 800
San Diego, CA 92101
main phone: 619.399.3090
fax: 619.330.1888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Secured Promissory Note

In exchange for an aggregate amount of $1,000,000 cash investment received on January 30, 2008, on March 26, 2008, the Company issued a Secured Promissory Note (the “Note”) to Patricia Applegate. The Note is in the original principal amount of $1,000,000 and bears interest at 12% per annum. The promissory note is due on July 30, 2008.

The foregoing description of the Promissory Note is not complete and is qualified in its entirety by reference to the Promissory Note, which is attached as Exhibit 10.1.

Security Agreement

In connection with the Note and to secure its obligations thereunder, the Company entered into a Security Agreement (the "Security Agreement") on March 26, 2008 in favor of Patricia Applegate, pursuant to which certain inventory, assets and accounts receivable of the Company have been pledged to secure the obligations of the Company under the Amended Loan Agreement.

The foregoing description of the Security Agreement is not complete and is qualified in its entirety by reference to the Security Agreement, which is attached as Exhibit 10.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the Promissory Note and the Security Agreement in Item 1.01 above are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description

10.1	Secured Promissory Note
10.2	Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ethos Environmental, Inc.

Date: March 27, 2008	By:	/s/ Enrique de Vilmorin
Enrique de Vilmorin,
President & CEO